Exhibit 99.1

Federated Investors, Inc. Reports First Quarter 2010 Earnings

•	Equity and fixed-income assets increase $17.2 billion to $65.6 billion since Q1 2009

•	Board declares quarterly dividend of $0.24 per share

(PITTSBURGH, Pa., April 22, 2010) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share (EPS) of $0.38 for the quarter ended March 31, 2010 compared to $0.34 for the same quarter last year. Q1 2010 EPS reflects a $0.04 reduction due to the application of the two-class method of computing EPS in connection with the Q1 2010 dividend including the previously announced special dividend. Q1 2009 results included non-cash impairment charges of $20.1 million or $0.13 per diluted share mainly related to intangible assets associated with certain acquisitions. Net income was $42.0 million for Q1 2010 compared to $35.1 million for Q1 2009.

Federated’s board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on May 14, 2010 to shareholders of record as of May 7, 2010. During Q1 2010, Federated purchased 111,000 shares of Federated class B common stock for $2.7 million.

Federated’s total managed assets were nearly $350 billion at March 31, 2010, down $59.3 billion or 14 percent from $409.2 billion at March 31, 2009 and down $39.4 billion or 10 percent from $389.3 billion reported at Dec. 31, 2009. Average managed assets for Q1 2010 were $366.9 billion, down $44.8 billion or 11 percent from $411.7 billion reported for Q1 2009 and down $21.2 billion or 5 percent from $388.1 billion reported for Q4 2009. As the equity and fixed income markets contracted in 2007 and 2008, Federated’s money market assets increased by $182 billion and as markets recovered in 2009 and Q1 2010, $88 billion flowed out of money market products. Industry money market assets flowed in a similar manner as investors gained more confidence in broader market conditions leading to, among other things, increased interest in bond products.

“Federated continued to see strong flows into our fixed-income mutual funds, with gross sales topping $4.5 billion for the quarter,” said J. Christopher Donahue, president and chief executive officer. “In addition, Federated’s consistent performance over the full market cycle has allowed the company to compete for and win larger institutional fixed-income mandates over the past several quarters.”

Federated’s fixed-income assets were $35.5 billion at March 31, 2010, up $10.5 billion or 42 percent from $25.0 billion at March 31, 2009 and up $1.7 billion or 5 percent from $33.8 billion at Dec. 31, 2009. Federated experienced continued positive flows into its bond funds with $1.2 billion during Q1 2010. Net sales were driven by strong flows into Federated Total Return Bond Fund and the company’s ultrashort and short-duration bond funds.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q1 2010 Earnings	Page 2 of 8

Federated’s equity assets were $30.1 billion at March 31, 2010, up $6.7 billion or 29 percent from $23.4 billion at March 31, 2009 and up $0.4 billion or 1 percent from $29.7 billion at Dec. 31, 2009. Net sales were led by Federated Prudent Bear Fund and Federated Strategic Value Fund.

Money market assets in both funds and separate accounts were $272.3 billion at March 31, 2010, down $87.8 billion or 24 percent from $360.1 billion at March 31, 2009 and down $41.0 billion or 13 percent from $313.3 billion at Dec. 31, 2009. Money market mutual fund assets were $240.2 billion at March 31, 2010, down $88.6 billion or 27 percent from $328.8 billion at March 31, 2009 and down $41.4 billion or 15 percent from $281.6 billion at Dec. 31, 2009.

Financial Summary

Q1 2010 vs. Q1 2009

For Q1 2010, revenue decreased by $77.6 million or 25 percent from the same quarter last year. The decrease in revenue primarily reflects a $59.8 million increase (to $69.5 million from $9.7 million for Q1 2009) in voluntary fee waivers related to certain money market funds in order to maintain positive or zero net yields. This increase in fee waivers was largely offset by a related decrease in distribution expenses of $47.1 million (to $51.7 million from $4.6 million) such that the net impact on operating income was a decrease of $12.7 million (to $17.8 million from $5.1 million). In addition, revenue decreased due to lower average money market managed assets, partially offset by the impact of increased average equity and fixed-income managed assets.

In Q1 2010, Federated derived 50 percent of its revenue from money market assets, 49 percent from equity and fixed income assets (32 percent from equity assets and 17 percent from fixed-income assets) and 1 percent from other sources.

Operating expenses for Q1 2010 were $161.2 million compared to $250.6 million for Q1 2009. This change was primarily a result of lower distribution expenses due to the aforementioned fee-waiver-related reductions and lower average money market managed assets and the aforementioned impairment charges recorded in Q1 2009.

Q1 2010 vs. Q4 2009

Compared to the prior quarter, revenue decreased by $31.8 million or 12 percent. The decrease in revenue primarily reflects a $12.0 million increase (to $69.5 million from $57.5 million for Q4 2009) in voluntary fee waivers on certain money market funds in order to maintain positive or zero net yields. This increase in fee waivers was largely offset by a related decrease in distribution expenses of $9.1 million (to $51.7 million from $42.6 million) such that the net impact on operating income was a decrease of $2.9 million (to $17.8 million from $14.9 million) compared to the prior quarter. In addition, revenue decreased due to lower average money market managed assets and the impact of two fewer days in Q1 2010 compared to Q4 2009. These decreases were partially offset by the impact of increased average fixed-income and equity managed assets.

Compared to Q4 2009, operating expenses decreased by $17.3 million or 10 percent. Changes from the prior period include a decrease in distribution expenses primarily as a result of the aforementioned fee-waiver-related reductions and lower average money market fund assets.

Federated Reports Q1 2010 Earnings	Page 3 of 8

Federated’s level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated’s activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated’s financial results are discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission.

Fee waivers to produce positive or zero net yields in Q2 2010 are expected to begin to decrease, but could vary significantly based on market conditions. The amount of these waivers will be determined by a variety of factors including available yields on instruments held by the money market funds, changes in assets within money market funds, actions by the Federal Reserve and the U.S. Department of the Treasury, changes in the mix of money market customer assets, changes in expenses of the money market funds and Federated’s willingness to continue these waivers.

Federated will host an earnings conference call at 9 a.m. Eastern on Friday, April 23, 2010. Investors are invited to listen to Federated’s earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until April 30, 2010 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 348713.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing nearly $350 billion in assets as of March 31, 2010. With 137 funds and a variety of separately managed account options, Federated provides comprehensive investment management to nearly 5,300 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 6 percent of fixed-income fund managers and the top 8 percent of equity fund managers1. For more information, visit FederatedInvestors.com.

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1 Strategic Insight, Feb. 28, 2010. Based on assets under management in open-end funds.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, asset flows and new mandates constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain asset flows and to win new mandates, both of which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q1 2010 Earnings	Page 4 of 8

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended March 31,		% Change Q1 2009 to Q1 2010	Quarter Ended Dec. 31, 2009	% Change Q4 2009 to Q1 2010
	2010	2009
Revenue
Investment advisory fees, net	$154,493	$190,469	(19)%	$175,586	(12)%
Administrative service fees, net	56,249	66,945	(16)	61,884	(9)
Other service fees, net	21,254	51,332	(59)	26,124	(19)
Other, net	974	1,897	(49)	1,216	(20)

Total Revenue	232,970	310,643	(25)	264,810	(12)

Operating Expenses
Compensation and related	64,396	66,227	(3)	62,359	3
General and administrative
Distribution	58,490	122,772	(52)	76,718	(24)
Professional service fees	10,079	10,007	1	8,260	22
Office and occupancy	6,296	6,666	(6)	6,194	2
Systems and communications	5,758	5,962	(3)	5,599	3
Travel and related	2,429	2,443	(1)	3,743	(35)
Advertising and promotional	2,156	2,650	(19)	2,847	(24)
Other	4,569	8,264	(45)	5,274	(13)

Total general and administrative	89,777	158,764	(43)	108,635	(17)
Amortization of deferred sales commissions	3,172	4,873	(35)	3,526	(10)
Intangible asset impairment and amortization	3,815	20,730	(82)	3,909	(2)

Total Operating Expenses	161,160	250,594	(36)	178,429	(10)

Operating Income	71,810	60,049	20	86,381	(17)

Nonoperating Income (Expenses)
Investment (loss) income, net	26	(402)	(106)	814	(97)
Debt expense––recourse	(620)	(1,112)	(44)	(975)	(36)
Debt expense––nonrecourse	(167)	(432)	(61)	(253)	(34)
Other, net	(12)	20	(160)	41	(129)

Total Nonoperating Expenses, net	(773)	(1,926)	(60)	(373)	107

Income before income taxes	71,037	58,123	22	86,008	(17)
Income tax provision	26,842	20,654	30	31,308	(14)

Net income including noncontrolling interests in subsidiaries	44,195	37,469	18	54,700	(19)
Less: Net income attributable to noncontrolling interests in subsidiaries	2,188	2,334	(6)	2,803	(22)

Net Income	$42,007	$35,135	20%	$51,897	(19)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$0.38	$0.34	12%	$0.51	(25)%

Weighted-average shares outstanding
Basic	99,862	99,927		99,763
Diluted	100,022	100,035		99,938

Dividends declared per share	$1.50	$0.24		$0.24

1)	Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $4.3 million, $0.7 million and $1.4 million for the quarterly periods ended March 31, 2010, March 31, 2009 and Dec. 31, 2009, respectively.

Federated Reports Q1 2010 Earnings	Page 5 of 8

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2010	Dec. 31, 2009
Assets
Cash and other short-term investments	$75,756	$121,990
Other current assets	44,286	62,797
Deferred sales commissions, net	13,139	15,318
Intangible assets, net and goodwill	664,056	662,996
Other long-term assets	48,246	49,332

Total Assets	$845,483	$912,433

Liabilities and Equity
Current liabilities	$248,656	$196,998
Long-term debt—recourse	98,000	105,000
Long-term debt—nonrecourse	11,231	13,556
Other long-term liabilities	51,060	54,151
Equity excluding treasury stock	1,225,850	1,338,117
Treasury stock	(789,314)	(795,389)

Total Liabilities and Equity	$845,483	$912,433

Federated Reports Q1 2010 Earnings	Page 6 of 8

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended
	March 31, 2010	Dec. 31, 2009	March 31, 2009
Equity Funds
Beginning assets	$20,960	$20,350	$17,562

Sales	1,484	1,555	1,325
Redemptions	(1,671)	(1,488)	(1,591)

Net (redemptions) sales	(187)	67	(266)
Net exchanges	(10)	(11)	(75)
Market gains and losses/reinvestments[1]	682	554	(1,319)

Ending assets	$21,445	$20,960	$15,902

Fixed-Income Funds
Beginning assets	$28,427	$26,960	$19,321

Sales	4,548	4,355	3,151
Redemptions	(3,302)	(3,095)	(2,010)

Net sales	1,246	1,260	1,141
Net exchanges	23	27	42
Market gains/ reinvestments[1]	311	180	248

Ending assets	$30,007	$28,427	$20,752

1)	Reflects the approximate changes in the market value of the securities held by the funds and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Changes in Equity and Fixed-Income Separate Account Assets2

(in millions)

	Quarter Ended
	March 31, 2010	Dec. 31, 2009	March 31, 2009
Equity Separate Accounts
Beginning assets	$8,713	$8,774	$9,099

Net customer flows[3]	(353)	(403)	(561)
Market gains and losses/reinvestments[4]	261	342	(1,029)

Ending assets	$8,621	$8,713	$7,509

Fixed-Income Separate Accounts
Beginning assets	$5,360	$5,079	$4,165

Net customer flows[3]	97	241	7
Market gains and losses/reinvestments[4]	63	40	47

Ending assets	$5,520	$5,360	$4,219

2)	Includes separately managed accounts, institutional accounts and sub-advised funds (both variable annuity and other) and other managed products. Flows for liquidation portfolios have been removed from Changes in Equity and Fixed-Income Separate Account Assets and are detailed on the following page.
3)	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
4)	Reflects the approximate changes in the market value of the securities held in the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q1 2010 Earnings	Page 7 of 8

Changes in Liquidation Portfolios1

(in millions)

	Quarter Ended
	March 31, 2010	Dec. 31, 2009	March 31, 2009
Liquidation Portfolios
Beginning assets	$12,596	$13,073	$1,505

Net customer flows[2]	(666)	(478)	(802)
Market gains and losses/reinvestments[3]	0	1	(3)

Ending assets	$11,930	$12,596	$700

1)	Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. Management fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.
2)	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
3)	Reflects the approximate changes in the market value of the securities held in the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q1 2010 Earnings	Page 8 of 8

(in millions)

MANAGED ASSETS	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	March 31, 2009
By Asset Class
Equity	$30,066	$29,673	$29,124	$26,211	$23,411
Fixed-income	35,527	33,787	32,039	28,683	24,971
Money market	272,344	313,260	318,064	346,354	360,127
Liquidation portfolios[1]	11,930	12,596	13,073	556	700

Total Managed Assets	$349,867	$389,316	$392,300	$401,804	$409,209

By Product Type
Mutual Funds:
Equity	$21,445	$20,960	$20,350	$17,966	$15,902
Fixed-income	30,007	28,427	26,960	24,100	20,752
Money market	240,160	281,569	287,634	312,808	328,780

Total Fund Assets	$291,612	$330,956	$334,944	$354,874	$365,434

Separate Accounts:
Equity	$8,621	$8,713	$8,774	$8,245	$7,509
Fixed-income	5,520	5,360	5,079	4,583	4,219
Money market	32,184	31,691	30,430	33,546	31,347

Total Separate Accounts	$46,325	$45,764	$44,283	$46,374	$43,075

Total Liquidation Portfolios[1]	$11,930	$12,596	$13,073	$556	$700

Total Managed Assets	$349,867	$389,316	$392,300	$401,804	$409,209

	Quarter Ended
AVERAGE MANAGED ASSETS	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	March 31, 2009
By Asset Class
Equity	$29,493	$29,343	$27,872	$25,287	$24,219
Fixed-income	34,962	33,164	30,376	26,978	24,218
Money market	290,094	312,761	336,530	361,502	362,269
Liquidation portfolios[1]	12,320	12,881	13,370	637	975

Total Avg. Assets	$366,869	$388,149	$408,148	$414,404	$411,681

By Product Type
Mutual Funds:
Equity	$20,971	$20,625	$19,215	$17,220	$16,240
Fixed-income	29,329	27,903	25,499	22,545	20,009
Money market	255,985	283,353	304,959	326,280	330,294

Total Avg. Fund Assets	$306,285	$331,881	$349,673	$366,045	$366,543

Separate Accounts:
Equity	$8,522	$8,718	$8,657	$8,067	$7,979
Fixed-income	5,633	5,261	4,877	4,433	4,209
Money market	34,109	29,408	31,571	35,222	31,975

Total Avg. Separate Accts.	$48,264	$43,387	$45,105	$47,722	$44,163

Total Avg. Liquidation Portfolios[1]	$12,320	$12,881	$13,370	$637	$975

Total Avg. Managed Assets	$366,869	$388,149	$408,148	$414,404	$411,681

1)	Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. Management fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.